SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (date  of  earliest  event  reported):  MARCH  2,  1999



                            MIAMI SUBS CORPORATION
            (Exact name of registrant as specified in its charter)


                FLORIDA                 0-19623          65-0249329
     (State or other jurisdiction     (Commission        (IRS employer
          of  incorporation)         file  number)    identification  no.)



6300  N.W.  31ST  AVENUE,  FORT  LAUDERDALE,  FLORIDA          33309
     (Address  of  principal  executive  offices)          (Zip  code)



Registrant's  telephone  number,  including  area  code:    (954)  973-0000


                              (NOT  APPLICABLE)
        (Former name or former address, if changed since last report)


                              Page 1 of 4 pages
                           Exhibit Index at Page 2

     ITEM  5.          OTHER  EVENTS.

     Miami Subs Corporation (the "Registrant") reported in a press release dated March 4, 1999 that due to the denial by the Nasdaq Listing Qualifications Panel (the "Panel") of the Company's request to extend the period of time to comply with the final condition specified by the Panel to maintain its listing on the Nasdaq Small Cap Market, trading in its common stock on such market ceased as of the close of business on March 2, 1999. The Company's common stock commenced trading on the OTC Bulletin Board on March 3, 1999.

     Nasdaq's notification followed the December 23, 1998 decision of the Panel modifying the conditions of a temporary exception to Nasdaq's continued listing requirements granted the Registrant on November 6, 1998. The
Registrant satisfied all other conditions of the Panel except for the condition to hold an annual shareholders' meeting prior to March 1, 1999. The Company sought to include a proposal relating to the proposed merger with Nathan's Famous, Inc. in the proxy statement for that meeting, but the parties to the merger were unable to complete the required due diligence, SEC filing, fairness opinions, and notice to shareholders relating to the merger in time to meet the March 1, 1999 deadline.

     The Company has appealed the Panel's decision so that, if the merger is not consummated, the Company could then be in a position to formally request the reinstatement of its stock to its former Nasdaq listing.

     ITEM  7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                     EXHIBITS.

          (c)          Exhibits

          The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                EXHIBIT INDEX

     99.1         Press Release of Miami Subs Corporation dated March 4, 1999.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MIAMI SUBS CORPORATION


Date:      March  5,  1999                   By: /s/ Jerry W. Woda
                                                   JERRY  W.  WODA
                                                Senior  Vice  President,
                                                Chief  Financial Officer,
                                                and  Principal  Accounting
                                                and Financial Officer

                                    Page 2

                                                                          99.1

March  4,  1999                               Contact:    Donald  L.  Perlyn
For  Immediate  Release                                      Jerry  W.  Woda
                                                              (954) 973-0000


                 MIAMI SUBS CORPORATION COMMON STOCK TO TRADE
                 ON THE OTC BULLETIN BOARD PENDING COMPLETION
                     OF MERGER WITH NATHAN'S FAMOUS, INC.


Fort Lauderdale, Florida, March 4, 1999...Miami Subs Corporation announced today due to the denial by the Nasdaq Listing Qualifications Panel (the "Panel") of the Company's request to extend the period of time to comply with the final condition specified by the Panel, that trading in its common stock was moved to the OTC Bulletin Board.

"The Company was seeking an extension from a requirement to hold a shareholders' meeting to approve the proposed merger with Nathan's prior to March 1, 1999," stated Donald L. Perlyn, president and chief operating officer of Miami Subs. "It simply became impossible for both companies to complete the required due diligence, SEC filing, proxy statement, fairness opinions, and notice to shareholders in time to meet the March 1, 1999 deadline. Since we were in full compliance with all the other Nasdaq requirements, we fully expected to receive the requested extension, and we are obviously disappointed," continued Perlyn. "Now the Company's common stock will trade on the OTC Bulletin Board under our existing symbol "SUBS" until the merger is consummated."

Pending completion of the merger, Perlyn indicated that the Company planned to appeal the Panel's decision so that, if the merger does not occur, the Company could then be in a position to formally request the reinstatement of its stock to its former Nasdaq listing.

Effective January 15, 1999, Miami Subs and Nathan's Famous, Inc. entered into a definitive merger agreement pursuant to which Nathan's will acquire the issued and outstanding shares of common stock of Miami Subs in exchange for common stock of Nathan's having a market price of $2.068 per share at closing but no more than one share of Nathan's common stock for each two shares of common stock of Miami Subs. Shareholders of Miami Subs will also receive warrants to purchase Nathan's common stock which have an exercise price of $6.00 per share at the rate of one warrant for each four shares of Nathan's common stock received by Miami Subs shareholders.

Miami Subs Corporation currently operates and franchises 192 restaurants located in 16 states, Puerto Rico, Peru, the Dominican Republic, and Ecuador.


                                   - more -


                                     Page 3

This press release contains certain forward-looking statements that involve significant risks and uncertainties. Such forward-looking statements are based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed or implied by the forward-looking statements contained herein. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this release or the occurrence of other unanticipated events.


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